Exhibit 10.1

REVOLVING DEMAND LINE OF CREDIT LOAN AGREEMENT

This Loan Agreement is entered into as of the 22nd day of November, 2021, by and among, Stran & Company, Inc. a Nevada corporation duly qualified as a foreign corporation in the Commonwealth of Massachusetts with a principal business address of 2 Heritage Drive, Quincy, Massachusetts (the “Borrower”) and Salem Five Cents Savings Bank, a Massachusetts savings bank having a usual place of business at 210 Essex Street, Salem, Massachusetts 01970 (the “Lender” or “Bank”).

For value received, and in consideration of the granting by the Lender of financial accommodations to or for the benefit of the Borrower, the Borrower does hereby represent to and agree with the Lender as follows:

1. THE LOAN; ADVANCES

1.1. Loan. Subject to the terms and conditions of this Agreement, the Lender hereby agrees to make loans to Borrower up to the aggregate principal amount of Seven Million Dollars ($7,000,000.00) (the “Loan”). The Loan shall be evidenced by that certain Revolving Demand Line of Credit Note, of even date herewith (the “Note”) by Borrower in favor of the Lender. All monies due and all obligations owed pursuant to the Loan Documents (as defined in Section 6.1) are the “Obligations”. Funds under the Loan and Note shall be available to the Borrower pursuant to the terms of Section 6, below.

1.2 Advances. The Borrower’s right to have funds advanced to it hereunder shall be governed by Section 6 hereof.

The Borrower will continue its current business of outsourced marketing solutions and without the prior consent of the Lender will not acquire in whole or in part any other company or business and shall not engage in any other business or open any other locations, and will use the proceeds of the Loan only in connection with the general and ordinary operations of said business and for the following purpose: general working capital for accounts receivable and inventory purchases.

The Loan and Note are secured by a first priority security interest in all assets and property of the Borrower, as more fully described in the Security Agreement dated as of the date of this Agreement between the Lender and the Borrower (the “Security Agreement”).

2. REPRESENTATIONS AND WARRANTIES

2.1. Organization and Qualification. Borrower is a duly formed and validly existing Nevada corporation duly qualified as a foreign corporation under the laws of the Commonwealth of Massachusetts, with the exact legal name set forth in the first paragraph of this Agreement; is in good standing and duly qualified under the laws of each state in which it is required to be qualified to do business as a foreign corporation; and has the power to own its property and conduct its business as now conducted and as currently proposed to be conducted.

2.2. Organization Documents. Borrower’s organizational and operating documents and all amendments thereto are in proper order. All shareholder, membership or beneficial interests in the Borrower were and are properly issued and all books and records of the Borrower, including but not limited to its books of account, are accurate and up to date in all material respects and will be so maintained.

2.3. Title to Properties; Absence of Liens. Borrower has good and clear record and marketable title to all of its properties and assets, and all of its properties and assets are free and clear of all mortgages, liens, pledges, charges, encumbrances and setoffs, except (a) the mortgages, deeds of trust and security interests held by the Lender, and (b) the leases of personal property disclosed to Lender, if any.

2.4. Places of Business. Borrower’s chief executive office is correctly stated in the first paragraph to this Agreement, and Borrower shall, during the term of this Agreement, keep the Lender currently and accurately informed in writing of each of its other places of business, and shall not change the location of such chief executive office or open or close, move or change any existing or new place of business without giving the Lender at least thirty (30) days prior written notice thereof.

2.5. Valid Obligations. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action and consents as called for in the Borrower’s organizational and operating documents and each represents a legal, valid and binding obligation of Borrower and is fully enforceable according to its terms.

2.6. Conflicts. There is no provision in Borrower’s organizational or operating documents, if any, or in any indenture, contract or agreement to which Borrower is a party which prohibits, limits or restricts the execution, delivery or performance of the Loan Documents. Neither the execution and delivery of the Loan Documents nor compliance with the terms, conditions and provisions thereof will conflict with or result in a breach of any of the terms, conditions or provisions of any restriction, agreement or instrument to which the Borrower is now a party or by which it is bound, or constitute a default under any of the foregoing, or result in the creation or imposition of any lien, encumbrance or charge of any nature whatsoever (except only such matters are created pursuant to the Loan Documents) upon any of the properties or assets of the Borrower.

2.7. Governmental Approvals. The execution, delivery and performance of the Loan Documents does not require any approval of or filing with any governmental agency or authority.

2.8. Litigation, etc. There are no actions, claims or proceedings pending or to the knowledge of Borrower threatened against the Borrower or any of its assets.

2.9. Financial Statements and Related Documents. The Financial Statements of the Borrower (and any business owned in whole or in part by the same) including a balance sheet, and a related statement of income and retained earnings for the Borrower’s most recent fiscal year which have been delivered to the Lender as part of the Borrower’s request for the Loan, are complete and accurate and fairly represent the financial conditions of the Borrower at the dates thereof and the financial results of the Borrower’s operations for the period therein indicated, all in conformity with generally accepted accounting principles consistently applied. Such financial statements show all known material liabilities, direct or contingent of the Borrower. There has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower since the date of said Financial Statements.

2.10. Taxes. The Borrower has filed all Federal, state and other tax returns required to be filed (except for such returns for which current and valid extensions have been filed), and all taxes, assessments and other governmental charges due from the Borrower have been fully paid. The Borrower has established on its books reserves adequate for the payment of all Federal, state and other tax liabilities (if any).

2.11. Use of Proceeds. No portion of any loan is to be used for (i) the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. 221 and 224 or (ii) primarily personal, family or household purposes.

2.12. Environmental. As of the date hereof neither the Borrower nor any of Borrower’s agents, employees or independent contractors (1) have caused or are aware of a release or threat of release of Hazardous Materials (as defined herein) on any of the premises owned or occupied by the Borrower, which could give rise to liability under any Environmental Law (as defined herein) or any other Federal, state or local law, rule or regulation; (2) have arranged for the transport of or transported any Hazardous Materials in a manner as to violate, or result in potential liabilities under, any Environmental Law; (3) have received any notice, order or demand from the Environmental Protection Agency or any other Federal, state or local agency under any Environmental Law; (4) have incurred any liability under any Environmental Law in connection with the mismanagement, improper disposal or release of Hazardous Materials; or (5) are aware of any inspection or investigation of any Controlled Property or Abutting Property by any Federal, state or local agency for possible violations of any Environmental Law.

To the best of Borrower’s knowledge, the Borrower, has not committed or omitted any act which caused the release of Hazardous Materials with respect to any assets of the Borrower or with respect to any premises owned or occupied by Borrower.

Borrower agrees to indemnify and hold the Lender harmless from all liability, loss, cost, damage and expense, including attorney fees and costs of litigation, arising from any and all of its violations of any Environmental Law (including those arising from any lien by any Federal, state or local government arising from the presence of Hazardous Materials) or from the presence of Hazardous Materials located on or emanating from any premises owned or occupied by Borrower, or with respect to any assets of Borrower whether existing or not existing and whether known or unknown at the time of the execution hereof and regardless of whether or not caused by, or within the control of Borrower. Borrower further agrees to reimburse Lender upon demand for any costs reasonably incurred by Lender in connection with the foregoing. Borrower agrees that its obligations hereunder shall be continuous and shall survive the repayment of all debts to Lender and shall continue so long as a valid claim relating to the release of Hazardous Materials by Borrower may be lawfully asserted against the Lender.

The term “Hazardous Materials” includes but is not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Law or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives.

The term “Environmental Law” means any present and future Federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Materials, relating to liability for or costs of remediation or prevention of releases of Hazardous Materials or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; the River and Harbors Appropriation Act and the Massachusetts Hazardous Waste Management Act, M.G.L. Chapter 21C, and the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L. Chapter 21E.

2.13. General Representation and Warranties.

(a) The Borrower is solvent; is not bankrupt; has not committed any acts of bankruptcy; and there are no outstanding liens, suits, garnishments, bankruptcies or Court actions against Borrower which could in any way render the Borrower insolvent or bankrupt;

(b) The Borrower will maintain executive personnel and management which is reasonably satisfactory to the Lender;

(c) No failure or delay on the Lender’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right. No waiver hereunder shall be effective unless in writing and a waiver on any one occasion shall not be a waiver of any right or remedy on any future occasion.

3. AFFIRMATIVE COVENANTS

3.1. Payments and Performance. Borrower will duly and punctually pay all Obligations becoming due to the Lender and will duly and punctually perform all Obligations on its part to be done or performed under this Agreement.

3.2. Books and Records; Inspection. Borrower will at all times keep proper books of account in which full, true and correct entries will be made of its transactions in accordance with generally accepted accounting principles, consistently applied and which are, in the opinion of LMHS, P.C. or another Certified Public Accountant reasonably acceptable to Lender, adequate to determine fairly the financial condition and the results of operations of Borrower. Borrower will at all reasonable times make its books and records available in its offices for inspection, examination and duplication by the Lender and the Lender’s representatives and will permit inspection of all of its properties by the Lender and the Lender’s representatives; provided, however, that Lender shall give Borrower at least five (5) business days’ notice of any such inspection and any such inspection of its properties shall not occur more frequently than once per calendar quarter. Borrower will from time to time furnish the Lender with such information and statements as the Lender may request in its reasonable discretion with respect to the Obligations.

3.3. Financial Statements. Borrower will furnish to Lender:

a)	Audited financial statements, submitted within 120 days of fiscal year end, on a consolidated and consolidating basis, including all supporting schedules.

b)	Quarterly aging’s of accounts receivable and payable within 20 days of each period end.

c)	Quarterly management-prepared financial statements within 30 days beginning with the period ending March 31, 2022.

d)	Monthly borrowing base certificate, due 15 days after month end with accounts receivable and inventory reports.

e)	Borrower shall pay for the reasonable fees and expenses in connection with a field exam, which is to be performed by Lender in 2022 within 30 days following the completion of the NetSuite transition; and.

f)	From time to time, such financial data and information about Borrower as Lender may reasonably request.

3.4. Conduct of Business. The Borrower will maintain its existence in good standing and comply in all material respects with all laws and regulations of the United States and of any state or states thereof and of any political subdivision thereof, and of any governmental authority which may be applicable to it or to its business; provided that this covenant shall not apply to any tax, assessment or charge which is being contested in good faith and with respect to which reserves have been established and are being maintained.

3.5. [Reserved].

3.6. Contact with Accountant. The Borrower hereby authorizes the Lender to directly contact and communicate with any accountant employed by Borrower in connection with the review and/or maintenance of Borrower’s books and records or preparation of any financial reports delivered by Borrower or at the request of Lender.

3.7. Operating and Deposit Accounts. The Borrower shall maintain with the Lender its primary operating and deposit accounts. At the option of the Lender, all loan payments and fees will automatically be debited from the Borrower’s primary operating account and all advances will automatically be credited to the Borrower’s primary operating account.

3.8. Taxes. Borrower will promptly pay all real and personal property taxes, assessments and charges and all franchise, income, unemployment, retirement benefits, withholding, sales and other taxes assessed against it or payable by it before delinquent; provided that this covenant shall not apply to any tax assessment or charge which is being contested in good faith and with respect to which reserves have been established and are being maintained.

3.9. Maintenance. Borrower will keep and maintain its properties, if any, in good repair, working order and condition, normal wear and tear excepted. Borrower will immediately notify the Lender of any material loss or damage to or any occurrence which would materially adversely affect the value of any such property.

3.10. Insurance. Obtain and maintain with the Lender as Mortgagee/Loss Payee, liability, fire and extended coverage on the Property in an amount equal to the greater of the replacement cost of the Property or the Loan amount, as well as similar insurance on all personal property and non-real estate business assets of the Borrower, in the same amounts. Borrower will maintain in force property, liability and casualty insurance on all other property of the Borrower, if any, against risks customarily insured against by companies engaged in businesses similar to that of the Borrower containing such terms and written by such companies as may be satisfactory to the Lender, such insurance to be payable to the Lender as its interest may appear in the event of loss and to name the Lender as insured pursuant to a standard loss payee clause; no loss shall be adjusted thereunder without the Lender’s approval; and all such policies shall provide that they may not be canceled without first giving at least twenty (20) days written notice of cancellation to the Lender. In the event that the Borrower fails to provide evidence of such insurance, the Lender may, at its option, secure such insurance and charge the cost thereof to the Borrower. At the option of the Lender, all insurance proceeds received from any loss or damage to any property shall be applied either to the replacement or repair thereof or as a payment on account of the Obligations. From and after such time as it has made Demand hereunder, the Lender is authorized to cancel any insurance maintained hereunder and apply any returned or unearned premiums, all of which are hereby assigned to the Lender, as a payment on account of the Obligations.

3.11. Notification of Demand. So long as this Agreement is in effect, the Borrower will immediately upon the Borrower becoming aware of the existence of any event or circumstance that would cause Lender to make Demand hereunder, or of the commencement of any suits or proceedings which, if adversely determined as to the Borrower, would have a material adverse effect on its financial condition, business or properties, or of any other event or condition which could have a material adverse effect on the financial condition, business or properties of the Borrower, give prompt written notice to the Lender specifying the nature and duration thereof and the action proposed to be taken with respect thereto; but the giving of such notice by the Borrower shall not affect the Lender’s rights hereunder with respect thereto.

3.12. Notification of Material Litigation. Borrower will promptly notify the Lender in writing of any litigation or of any investigative proceedings of a governmental agency or authority commenced or threatened against it which would or might reasonably be expected to be materially adverse to the financial condition of Borrower.

3.13. Pension Plans. With respect to any pension or benefit plan maintained by Borrower, or to which Borrower contributes (“Plan”), the benefits under which are guarantied, in whole or in part, by the Pension Benefit Guaranty Corporation created by the Employee Retirement Income Security Act of 1974, P.L. 93-406, as amended (“ERISA”) or any governmental authority succeeding to any or all of the functions of the Pension Benefit Guaranty Corporation (“Pension Benefit Guaranty Corporation”), Borrower will (a) fund each Plan as required by the provisions of Section 412 of the Internal Revenue Code of 1986, as amended; (b) cause each Plan to pay all benefits when due; (c) furnish Lender (i) promptly with a copy of any notice of each Plan’s termination sent to the Pension Benefit Guaranty Corporation (ii) no later than the date of submission to the Department of Labor or to the Internal Revenue Service, as the case may be, a copy of any request for waiver from the funding standards or extension of the amortization periods required by Section 412 of the Internal Revenue Code of 1986, as amended and (iii) notice of any Reportable Event as such term is defined in ERISA; and (d) subscribe to any contingent liability insurance provided by the Pension Benefit Guaranty Corporation to protect against employer liability upon termination of a guarantied pension plan, if available to Borrower.

3.14. Ratification of Representations, Warranties and Covenants. By requesting any advance under this Loan Agreement, the Borrower shall and is reaffirming each representation, warranty and covenant contained in this Loan Agreement and any other related document.

3.15. Collateral and Security for Loan. Borrower acknowledges and agrees that the Loan and the obligations of the Borrower hereunder are secured by a first priority security interest in all business assets of the Borrower as set forth in the Security Agreement.

3.16. Maintenance and Use of its Assets and Property. Borrower shall put and maintain all of its assets and property in good repair, working condition, and order, normal wear and tear excepted and shall, from time to time, make all needful and proper repairs, renewals and replacements.

4. NEGATIVE COVENANTS

4.1. Financial Covenants. Notwithstanding the fact that this is a Demand facility, the Borrower shall comply with the Covenants. The Borrower will not at any time or during any fiscal period (as applicable) fail to be in compliance with any of the financial covenants in this section.

(a) Debt Service Coverage Ratio: Cash flow covenant to be calculated on an annual basis of at least 1.20x. defined as EBITDA less cash taxes, distributions, dividends, shareholder withdrawals in any form, and unfinanced capex divided by all scheduled principal payments on all debt plus cash interest payments made on all debt

(b) Minimum Net Worth: The Borrower will be required to meet the following minimum net worth thresholds: $2,000,000 at 12/31/21; $2,750,000 at 12/31/22; and $3,500,000 at 12/31/23.

4.2. Limitations on Indebtedness. Borrower shall not issue any evidence of indebtedness or create, assume, guarantee, become contingently liable for, or suffer to exist indebtedness in addition to indebtedness to the Lender, except indebtedness or liabilities of Borrower, other than for money borrowed, incurred or arising in the ordinary course of business.

4.3. N/A.

4.4. Loans or Advances. Borrower shall not make any loans or advances to any individual, partnership, corporation, limited liability company, trust, or other organization or person, including without limitation its members, trustees and beneficiaries and officers and employees; provided, however, that Borrower may make advances to its employees, with respect to expenses incurred or to be incurred by such employees in the ordinary course of business which expenses are reimbursable by Borrower; and provided further, however, that Borrower may extend credit in the ordinary course of business in accordance with customary trade practices.

4.5. N/A.

4.6. Investments. The Borrower shall not make investments in, or advances to, any individual, partnership, corporation, limited liability company, trust or other organization or person. The Borrower will not purchase or otherwise invest in or hold securities, nonoperating real estate or other nonoperating assets or purchase all or substantially all the assets of any entity.

4.7. Acquisition; Merger. Borrower shall not acquire any business or company, or merge or consolidate or be merged or consolidated with or into any other entity.

4.8. Capital Expenditures. The Borrower shall not, directly or indirectly, make or commit to make capital expenditures by lease, purchase, or otherwise, except in the ordinary and usual course of business for the purpose of replacing machinery, equipment or other personal property which, as a consequence of wear, duplication or obsolescence, is no longer used or necessary in the Borrower’s business.

4.9. Sale of Assets. Borrower shall not sell, lease or otherwise dispose of any of its material assets, except in the ordinary and usual course of business and except for the purpose of replacing machinery, equipment or other personal property which, as a consequence of wear, duplication or obsolescence, is no longer used or necessary in the Borrower’s business, provided that fair consideration is received therefor; provided, however, in no event shall the Borrower sell, lease or otherwise dispose of any equipment purchased with the proceeds of any loans made by the Lender.

4.10. Restriction on Liens. Borrower shall not grant any security interest in, or mortgage of, any of its properties or assets other than pursuant to the Loan Documents. Borrower shall not enter into any agreement with any person other than the Lender that prohibits the Borrower from granting any security interest in, or mortgage of, any of its properties or assets.

4.11. Other Business. Borrower shall not engage in any business other than the business in which it is currently engaged or a business reasonably allied thereto.

4.12. Change of Name, etc. Borrower shall not change its legal name, fiscal year end or the State or the type of its formation, without the Lender’s prior written consent thereof.

4.13. Limitation on Investments. Borrower shall not invest in or purchase any stock or securities of any individual, firm or corporation; provided, however, that the Borrower may invest in direct obligations of the United States of America having a maturity of one year or less from the date of investment.

4.14. Limitation on Borrowings or Granting of Security. Borrower shall not borrow any monies from any individual or entity other than the Lender herein, or grant or suffer to exist directly or indirectly any mortgage, pledge, title retention agreement, security interest, lien, charge or encumbrance with respect to any of its assets (including without limitation the Property) tangible or intangible, whether now owned or hereafter acquired, to any individual or entity other than the Lender herein. The Borrower shall not borrow any funds from any owner or beneficiary of the Borrower, or from any person or entity related to the Borrower, without obtaining the prior written consent of the Lender thereto. In the event the Lender consents to such borrowings by the Borrower, all such debt shall be subject to a Debt Subordination Agreement wholly acceptable to the Lender.

4.15. Limitation on Guaranteeing. Borrower shall not guaranty or otherwise become liable for the obligations of any other person, firm or corporation.

4.16. N/A.

4.17. Property Management Contracts. All management contracts for the Property must be subordinated to the rights of the Lender and there shall be no change of management company without the prior written consent of the Lender.

5. DEMAND FACILITY

5.1. Demand Facility. This Loan and all sums outstanding under the Note are due and payable in full Upon Demand. All reference herein to Events of Default shall mean Borrower’s failure to make full payment under the Note Upon Demand.

5.2. Acceleration. After Demand has been made by Lender, at the election of the Lender, all Obligations shall become immediately due and payable without further notice or demand, and Lender may exercise any and all remedies available to it under this Agreement or the Loan Documents.

5.3. Remedies. If and for as long as any monies are due hereunder after Demand has been made by Lender for repayment, Lender shall have and may exercise, without notice except as otherwise provided herein, concurrently, successively or in such other manner as Lender may elect, all remedies which may be available at law or in equity, including, without limitation, those hereafter expressly enumerated in this section.

(a) Acceleration. Lender may declare the entire principal sum of the Note, together with all accrued but unpaid interest, prepayment charges and any other charges, to be due and payable immediately or at such time and under such conditions as Lender may elect by notice to Borrower, and may exercise any or all of its remedies under this Agreement and the other Loan Documents.

(b) Management of Property by Receiver. Lender shall have the right, but not the obligation, to appoint a receiver to take over all or any part of the control and management of the Property. Upon receipt of notice that Lender elects to exercise such right, Borrower will turn over to Lender’s receiver all check books, books of account, contracts, files, records and all other papers of Borrower, and all funds belonging to, deposited with or held by Borrower, and the principals of Borrower will refrain from taking any further actions with respect to any aspect of control or management which Lender’s receiver has taken over; provided, however, that Borrower and the principals of Borrower will cooperate fully with Lender’s receiver and will take or confirm such actions as Lender’s receiver may request, including without limitation executing any instruments or other documents which Lender’s receiver may request in the exercise of its powers hereunder. Borrower hereby grants to Lender or any appointed receiver the right to take any action which Borrower might take in connection with the control or management of its business and affairs (whether or not otherwise permitted by this Agreement), including, without limitation, executing in the name of Borrower deeds of trust, security agreements, assignments, assumptions, releases and other documents or instruments, whether or not of the same kind. All expenses reasonably incurred by Lender or its receiver in exercising the rights and powers granted by this paragraph shall be reimbursed by Borrower upon demand.

(c) Specific Enforcement Injunctions. Many of the rights of Lender under this Agreement, whether arising upon Demand made by Lender for repayment or otherwise, relate to unique assets and to restrictive covenants, including the right to preclude any principal from taking various actions. Borrower and Lender recognize that Lender will not obtain the full benefit of its bargain through the receipt of money damages but must receive specific performance of the terms of this Agreement. Accordingly, Borrower and Lender hereby express their intention that a court award equitable relief and enforce specifically the rights of Lender under this Agreement.

All rights and remedies accorded to Lender by this Agreement, by the Loan Documents and/or by law are separate and cumulative and not alternative and may be pursued separately, successively or concurrently at Lender’s sole option. All covenants hereof shall be construed as affording to Lender rights additional to and not exclusive of the rights conferred under any provision of any applicable state or local law.

6. LINE OF CREDIT PROVISIONS

REVOLVING DEMAND LOANS

6.1. Amount.

(a) Lender agrees to lend to Borrower, advancesan amount up to a maximum aggregate principal amount outstanding at any time of Seven Million Dollars ($7,000,000.00) (the “Line of Credit” or the “Loan”), All documents executed in connection with the Loans are referred to herein as the “Loan Documents”.

(b) Advances under the Line of Credit shall be made on a revolving basis in accordance with the terms of this Agreement and the Note. The Line of Credit shall expire on Demand, and no further advances shall be available to Borrower after said date unless renewed in writing by Lender.

6.2. Line of Credit Balance.

(a) Advance Formula: Unless otherwise approved by the Lender, the Lender will make advances under the Line of Credit in its sole discretion not to exceed the lesser of:

(i) Seven Million Dollars ($7,000,000.00) (the “Credit Limit”); or

(ii) The sum of (x) eighty percent (80%) of the then outstanding amount of Eligible Accounts (as defined below), plus (y) fifty percent (50%) of Eligible Inventory (as defined below); minus one hundred (100%) percent of the aggregate amount then drawn under the Line of Credit for the account of the Borrower. Notwithstanding anything set forth herein to the contrary, Advances based upon Eligible Inventory shall be capped at all times at $2,000,000.00.

(the net amount of (ii) is hereinafter called the “Advance Ratio”).

(b) At the request of Borrower, Lender, within the limits of the lesser of the Credit Limit or the Advance Ratio, as then computed, may issue either standby or commercial letters of credit from time to time by Lender for the account of the Borrower (“Letters of Credit”). For purposes of computing the Advance Ratio or Credit Limit, all Letters of Credit shall be deemed to be a Loan.

(c) The Borrower agrees that if at any time the aggregate principal amount of the Line of Credit shall exceed the lesser of the Advance Ratio or the Credit Limit, the Borrower shall pay cash to the Lender to repay the outstanding balance of the obligations of the Borrower to the Lender, in such amount as may be necessary to eliminate the excess. The making of loans, advances, and credits by Lender to the Borrower in excess of the lesser of the Advance Ratio or the Credit Limit is for the benefit of the Borrower and does not affect the obligations of Borrower hereunder; all such loans or advances are obligations of Borrower and must be repaid by Borrower in accordance with the terms of the note evidencing the Line of Credit.

(d) The term “Eligible Account”, as used herein, means an Account owing to Borrower which met the following specifications at the time it came into existence and continues to meet the same until it is collected in full:

(i)	The Account is less than ninety (90) days from the date of invoice unless otherwise approved by the Lender, which approval shall not be unreasonably withheld.

(ii)	The Account is not subject to any prior assignment, claim, lien, or security interest, and Borrower will not make any further assignment thereof or create any further security interest therein, nor permit Borrower’s right therein to be reached by attachment, levy, garnishment or other judicial process.

(iii)	The Account is not subject to set-off, credit, allowance or adjustment by the account debtor, except discount allowed for prompt payment and the account debtor has not complained as to his liability thereon and has not returned any of the goods from the sale of which the Account rose.

(iv)	The Account arose in the ordinary course of Borrower’s business and did not arise from the performance of services or a sale of goods to a supplier or employee of the Borrower.

(v)	The Account is not an intercompany obligation, bonded, or subject to retainage.

(vi)	No notice of bankruptcy or insolvency of the account debtor has been received by or is known to the Borrower.

(vii)	The Account is not owed by an account debtor whose principal place of business is outside the United States of America.

(viii)	The Account is not owed by an entity which is an affiliate parent, related company, brother/sister, subsidiary or affiliate of Borrower.

(ix)	The Account did not arise out of contracts with the United States or any department, agency, or instrumentality thereof, unless otherwise approved by the Lender.

(x)	The Account is not evidenced by a promissory note.

(xi)	Unless otherwise approved by the Lender, which approval shall not be unreasonably withheld, the Account does not represent retainage or hold-back which requires the Borrower to meet a future requirement to release payment thereof. If only a portion of an Account represents retainage or hold-back, the remaining portion of the Account that otherwise meets the requirements of an Eligible Account, as defined herein, shall be considered an Eligible Account.

(xii)	Lender, in accordance with its normal credit policies, has not deemed the Account to be unacceptable for any reason.

(xiii)	An Account shall not be Eligible if more than 25% of the accounts owed by that debtor to the Borrower are equal to or greater than ninety (90) days past invoice date.

(e) The Term “Eligible Inventory” as used herein shall mean all finished goods, work in progress and raw materials and component parts Inventory owned by the Borrower. Provided, that Eligible Inventory shall not include: any inventory held on consignment or not otherwise owned by the Borrower; any inventory which has been returned by a customer or is damaged or subject to any legal encumbrances other than a first priority security interest held by the Lender; any inventory which is not in the possession of the Borrower; any inventory which is held by the Borrower on property leased by the Borrower unless the Lender has received a Landlord’s Waiver and Consent from the lessor of such property satisfactory to the Lender; any inventory which is not located within the United States; any inventory which the Lender reasonably deems to be obsolete or non-marketable; and any inventory not subject to a first priority fully perfected lien held by the Lender.

6.3. General Provisions Relating to Line of Credit Loans.

The Line of Credit is a revolving facility, and, subject to the foregoing, the Borrower may, at its option, at any time prior to demand or maturity (as applicable) borrow, pay, prepay, and reborrow hereunder, all in accordance with the provisions hereof.

Lender may in its own name or in the name of others communicate with account debtors in order to verify with them to Lender’s satisfaction the existence, amount and terms of any Accounts.

This Agreement may but need not be supplemented by separate assignments of Accounts and if such assignments are given, the rights and security interests given thereby shall be in addition to and not in limitation of the rights and security interests given by this Agreement.

If any of the Borrower’s Accounts should be evidenced by promissory notes, trade acceptances, or other instruments for the payment of money, Borrower will immediately deliver same to Lender, appropriately endorsed to Lender’s order and, regardless of the form of such endorsement, Borrower hereby waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto.

Whenever the net outstanding amount of Eligible Accounts is used as a measure of outstanding extensions of credit it shall be computed as of, and the loan referred to shall be those outstanding at, the time in question. For the purposes of computing the net outstanding amount of Eligible Accounts the Borrower shall furnish to the Lender information adequate to identify accounts receivable in form and substance satisfactory to the Lender. The Borrower shall also, if the Lender so requests, accompany such information with assignments of accounts in form and substance satisfactory to the Lender which assignments shall give the Lender full power to collect, compromise or otherwise deal with the assigned accounts as the sole owner thereof.

6.3 Conditions Precedent to all Disbursements. The obligation of the Lender to make each disbursement under the Line of Credit is further subject to the following conditions:

(a) the representations and warranties contained in this Agreement shall be true and accurate in all material respects on and as of the date of any request for disbursement hereunder and on the effective date of the making, continuation or conversion of each disbursement as though made at and as of each such date (except to the extent that such representations and warranties expressly relate to an earlier date);

(b) no change shall have occurred in any law or regulation or interpretation thereof that, in the opinion of counsel for the Lender, would make it illegal or against the policy of any governmental agency or authority for the Lender to make disbursements hereunder;

(c) no material adverse change has occurred in Borrower’s financial condition; and

(d) Borrower has not made Demand for repayment hereunder.

The making of each disbursement shall be deemed to be a representation and warranty by the Borrower on the date of the making or continuation of such disbursement as to the accuracy of the facts referred to in subsection (a) of this Section.

6.4 Insurance. Borrower will maintain in force property and casualty insurance on all Collateral and any other property of the Borrower, if any, against risks customarily insured against by companies engaged in businesses similar to that of the Borrower containing such terms and written by such companies as may be satisfactory to the Lender, such insurance to be payable to the Lender as its interest may appear in the event of loss and to name the Lender as insured pursuant to a standard loss payee clause; no loss shall be adjusted thereunder without the Lender’s approval; and all such policies shall provide that they may not be canceled without first giving at least Ten (10) days written notice of cancellation to the Lender. In the event that the Borrower fails to provide evidence of such insurance, the Lender may, at its option, secure such insurance and charge the cost thereof to the Borrower. At the option of the Lender, all insurance proceeds received from any loss or damage to any of the Collateral shall be applied either to the replacement or repair thereof or as a payment on account of the Obligations. From and after it has made Demand for repayment, the Lender is authorized to cancel any insurance maintained hereunder and apply any returned or unearned premiums, all of which are hereby assigned to the Lender, as a payment on account of the Obligations.

7. GENERAL PROVISIONS

7.1. N/A.

7.2. N/A.

7.3. Deposit Collateral. The Borrower hereby grants to the Lender a continuing lien and security interest in any and all deposits or other sums at any time credited by or due from the Lender to the Borrower and any cash, securities, instruments or other property of the Borrower in the possession of the Lender, whether for safekeeping or otherwise, or in transit to or from the Lender (regardless of the reason the Lender had received the same or whether the Lender has conditionally released the same) as security for the full and punctual payment and performance of all of the liabilities and obligations of the Borrower to the Lender and such deposits and other sums may be applied or set off against such liabilities and obligations of the Borrower to the Lender at any time, whether or not such are then due, whether or not demand has been made and whether or not other collateral is then available to the Lender.

7.4. Indemnification. The Borrower shall indemnify, defend and hold the Lender and its directors, officers, employees, agents and attorneys (each an “Indemnitee”) harmless of and from any claim brought or threatened against any Indemnitee by the Borrower, any guarantor or endorser of the Obligations, or any other person (as well as from reasonable attorneys’ fees and expenses in connection therewith) on account of the Lender’s relationship with the Borrower, or any guarantor or endorser of the Obligations (each of which may be defended, compromised, settled or pursued by the Lender with counsel of the Lender’s election, but at the expense of the Borrower), except for any claim arising out of the gross negligence or willful misconduct of the Lender. The within indemnification shall survive payment of the Obligations, and/or any termination, release or discharge executed by the Lender in favor of the Borrower.

7.5. Costs and Expenses. The Borrower shall pay to the Lender on demand any and all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements, court costs, litigation and other expenses) incurred or paid by the Lender in establishing, maintaining, protecting or enforcing any of the Lender’s rights or the Obligations, including, without limitation, any and all such costs and expenses incurred or paid by the Lender in defending the Lender’s security interest in, title or right to any collateral or in collecting or attempting to collect or enforcing or attempting to enforce payment of any Obligation.

7.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

7.7. Severability. If any provision of this Agreement or portion of such provision or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

7.8. Complete Agreement. This Agreement and the other Loan Documents constitute the entire agreement and understanding between and among the parties hereto relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings among the parties hereto with respect to such subject matter.

7.9. Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and shall remain in full force and effect (and the Lender shall be entitled to rely thereon) until released in writing by the Lender. The Lender may transfer and assign this Agreement and deliver it to the assignee, who shall thereupon have all of the rights of the Lender; and the Lender shall then be relieved and discharged of any responsibility or liability with respect to this Agreement. The Borrower may not assign or transfer any of its rights or obligations under this Agreement. Except as expressly provided herein or in the other Loan Documents, nothing, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

7.10. Further Assurances. Borrower will from time to time execute and deliver to Lender such documents, and take or cause to be taken, all such other or further action, as Lender may reasonably request in order to effect and confirm or vest more securely in Lender all rights contemplated by this Agreement and the other Loan Documents (including, without limitation, to correct clerical errors) or to comply with applicable statute or law.

7.11. Amendments and Waivers. This Agreement may be amended and Borrower may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if Borrower shall obtain the Lender’s prior written consent to each such amendment, action or omission to act. No course of dealing and no delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or any other right and waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy of Lender on any future occasion.

7.12. Terms of Agreement. This Agreement shall continue in full force and effect so long as any Obligations or obligation of Borrower to Lender shall be outstanding, or the Lender shall have any obligation to extend any financial accommodation hereunder, and is supplementary to each and every other agreement between Borrower and Lender and shall not be so construed as to limit or otherwise derogate from any of the rights or remedies of Lender or any of the liabilities, obligations or undertakings of Borrower under any such agreement, nor shall any contemporaneous or subsequent agreement between Borrower and the Lender be construed to limit or otherwise derogate from any of the rights or remedies of Lender or any of the liabilities, obligations or undertakings of Borrower hereunder, unless such other agreement specifically refers to this Agreement and expressly so provides.

7.13. Notices. Any demand, notice or other document required or permitted to be given hereunder shall be deemed effective when (i) deposited in the United States mail, and sent by certified mail, return receipt requested, postage prepaid or (ii) delivered to a national overnight delivery or courier company, addressed to Lender at Lender’s address or to Borrower at Borrower’s address, as applicable, or to such other address as may be provided by the party to be notified, upon written notice of such change given in the manner herein provided for giving notice. Notwithstanding the foregoing, routine mailings such as timely payments under the Note any of the Loan Documents, may be sent by first-class United States mail, proper postage prepaid or by a national overnight delivery or courier company.

7.14. Automatic Payment. The Borrower hereby authorizes the Lender to automatically debit from Borrower’s account numbered 10001344113 any amount due under this Agreement.

7.15. Reproductions. This Agreement and all documents which have been or may be hereinafter furnished by Borrower to the Lender may be reproduced by the Lender by any photographic, photostatic, microfilm, xerographic or similar process, and any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

7.16. Jurisdiction and Venue. Borrower irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in Massachusetts, over any suit, action or proceeding arising out of or relating to this Agreement. Borrower irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Borrower hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by mailing a copy thereof by registered and certified mail, postage prepaid, return receipt requested, to the Borrower’s address shown in this Agreement or as notified to the Lender and (ii) by serving the same upon the Borrower in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service upon Borrower.

7.17. Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

7.18. Definitions. The word “Collateral” or the “Property” shall mean any property or assets of Borrower, including without limitation those which secure or collateralize the Loan. The phrase “Loan Documents” shall mean any and all agreement, writing, or instrument which evidences or secures the Loan, including without limitation the Note, this Loan Agreement, the Security Agreement or any environmental indemnity agreement.

“Obligation(s)” shall mean, without limitation, all loans, advances, indebtedness, notes, liabilities and amounts, liquidated or unliquidated, owing by the Borrower to the Lender at any time, of each and every kind, nature and description, whether arising under this Agreement or otherwise, and whether secured or unsecured, direct or indirect (that is, whether the same are due directly by the Borrower to the Lender; or are due indirectly by the Borrower to the Lender as endorser, guarantor or other surety, or as borrower of obligations due third persons which have been endorsed or assigned to the Lender, or otherwise), absolute or contingent, due or to become due, now existing or hereafter arising or contracted, including, without limitation, payment when due of all amounts outstanding respecting any of the Loan Documents. Said term shall also include all interest and other charges chargeable to the Borrower or due from the Borrower to the Lender from time to time and all costs and expenses referred to in this Agreement.

7.19. Intentionally Omitted.

7.20. Subordination of Debt. The Borrower covenants and represents to the Lender that any indebtedness which the Borrower owes now or in the future to any beneficiary, shareholder or member of the Borrower or to any affiliate of the Borrower is and shall be unsecured and wholly subordinate to the Borrower’s obligations owed now or in the future to the Lender. The Borrower shall not make any payment on that subordinated indebtedness without the prior written consent of the Lender.

7.21. Miscellaneous. Lender may, from time to time, without notice to the Borrower, sell, assign, transfer, participate or otherwise dispose of all or any part of the Obligations and/or Loan Documents and collateral therefor. In such event, each and every immediate and successive purchaser, assignee, transferee or holder of all or any part of the Obligations and/or Loan Documents and the collateral shall have the right to enforce this Agreement, by legal action or otherwise, for its own benefit as fully as if such purchaser, assignee, transferee or holder were herein by name specifically given such right. The Borrower shall not assign or attempt to assign, directly or indirectly, any of its rights hereunder or under any instrument referred to herein without the prior written consent of the Lender in each instance.

This Agreement is and shall be deemed to be a contract entered into and made pursuant to the laws of the Commonwealth of Massachusetts and shall in all respects be governed, construed, applied and enforced in accordance with the laws of said state; in the event that the Lender brings any action hereunder in any court of record of Massachusetts or the Federal Government, Borrower consents and confers personal jurisdiction over Borrower by such court or courts.

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be consistent with the Note, the Loan Documents and any other document or instrument relating hereto and heretofore, now, or hereafter executed by Borrower to Lender, and in the event of any such inconsistency, the terms of this Agreement shall govern and supersede those terms in those instrument and documents which are inconsistent, unless expressly stated otherwise therein. Further, however, wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law; should any portion of this Agreement be declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement; furthermore, the entirety of this Agreement shall continue in full force and effect in all other jurisdictions and said remaining portions of this Agreement shall continue in full force and effect in the subject jurisdiction as if this Agreement had been executed with the invalid portions thereof deleted.

The provisions of this Agreement and the other Loan Documents including the obligation to indemnify and environmental matters, shall survive the payment of the indebtedness and the termination, expiration or satisfaction of this Agreement and shall not be affected by Lender’s acquisition of any interest in any of the Collateral, whether by foreclosure or otherwise.

The Lender, in its reasonable discretion, may at any time during the term of the Obligations, require an appraisal of any property, real or personal, held as collateral hereunder. In the event Lender determines that said appraisal is necessary, the cost of such shall be borne by Borrower.

This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Lender and the successors and assigns of the Borrower.

USA Patriot Act and Financial Crimes Enforcement Network:  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information which identifies each person who opens an account or are minimum 25% beneficial owners.  On or before the Loan closing, Lender (or its agent) will ask the name, street address, date of birth, and other information which provide identity to each signer, verified through a driver’s license and / or other identifying documents, and copies made for the Loan file.  Additionally, Borrower is required to complete and execute Lender’s Certification of Beneficial Owners of Legal Entities form prior to the loan closing.

JURY WAIVER. THE BORROWER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT, THE OBLIGATIONS, ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREE NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE, OR HAS NOT BEEN, WAIVED. THE BORROWER CERTIFIES THAT NEITHER THE LENDER NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Loan Agreement under seal as a sealed instrument as of the 19th day of November, 2021.

Witness:		BORROWER:
STRAN & COMPANY, INC.

By:	/s/ Christopher Rollins	By:	/s/ Andrew J. Shape
	Christopher Rollins		Andrew J. Shape, President and CEO

Accepted:
BANK: Salem Five Cents Savings Bank

		By:	/s/ Nathan Buckley, Senior Vice President
Nathan Buckley